Exhibit 99.5

NEPHROS, INC.

UP TO 5,000,000 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE
RIGHTS TO SUBSCRIBE FOR SUCH SHARES

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder (the “Nominee Holder”) of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (the “Shares”) of NEPHROS, INC. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated [______ ___], 2014 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer & Trust Company, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the Subscription Rights to subscribe for the number of Shares specified below under the basic subscription privilege, and on behalf of beneficial owners of Subscription Rights who have exercised their basic subscription privileges in full, requests to subscribe for the number of additional Shares specified below pursuant to the over-subscription privilege, the terms of which are described further in the Prospectus, listing separately each exercised basic subscription privilege and any corresponding over-subscription privilege as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby:

number of shares of common stock and/or Shares of Common Stock Underlying a warrant owned on record date	number of shares subscribed for pursuant to basic subscription privilege	number of shares subscribed for pursuant to over- subscription privilege

Provide the following if applicable:
Name of Nominee Holder

By:		Depository Trust Company (“DTC”)
	Authorized Signature	Participant Number

Name:
Participant Name

By:
Name:
Title:

DTC Subscription Confirmation Numbers